                                                                    Exhibit 99.7

                         AMERICAN ANNUITY GROUP, INC.

                NOMINEE HOLDER OVERSUBSCRIPTION CERTIFICATION


  The undersigned, a bank, broker or other nominee holder of Rights ("Rights") to purchase shares of Common Stock pursuant to the Rights Offering (the "Offering") described and provided for in the Prospectus of American Annuity Group, Inc. (the "Company") dated August ____, 1995 (the "Prospectus"), hereby certifies to the Company and to Securities Transfer Company, as Exchange Agent for such Offering, that for each numbered line filled in below the undersigned has exercised, on behalf of the beneficial owner thereof (which may be the undersigned), the number of Rights specified on such line pursuant to the Basic Subscription Privilege (as defined in the Prospectus) and such beneficial owner wishes to subscribe for the purchase of Remaining Shares (as defined in the Prospectus) pursuant to the Oversubscription Privilege (as defined in the Prospectus), in the amount set forth in the second column of such line:

            Number of Rights Exercised           Number of Shares Subscribed
                 Pursuant to Basic                     for Pursuant to
             Subscription Privilege               Oversubscription Privilege
            --------------------------           ---------------------------
     1.  ______________________________       ______________________________
     2.  ______________________________       ______________________________
     3.  ______________________________       ______________________________
     4.  ______________________________       ______________________________
     5.  ______________________________       ______________________________
     6.  ______________________________       ______________________________
     7.  ______________________________       ______________________________
     8.  ______________________________       ______________________________
     9.  ______________________________       ______________________________
     10. ______________________________       ______________________________


___________________________________
Name of Nominee Holder

By:________________________________
   Name:
   Title:

Dated________________________, 1995

Provide the following information, if applicable:

___________________________________________
Depository Trust ("DTC") Participant Number

_____________________________________________
DTC Basic Subscription Confirmation Number(s)